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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements, as amended, on Form S-3 (No. 333-88352) and on Forms S-8 (No. 333-82563, 333-83206, 333-68438, 333-68460, 333-132388 and 333-143574) of White Mountains Insurance Group, Ltd. of our report dated February 29, 2008 relating to the financial statements, financial statement schedules, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers
New York, New York
February 29, 2008

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  Exhibit 23